Exhibit 32.2

CERTIFICATION UNDER SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Advent Software, Inc.

November 8, 2007	/s/ Graham V. Smith
Graham V. Smith
Executive Vice President, Chief Financial Officer and Secretary

A signed original of this written statement required by Section 906 has been provided to Advent Software, Inc. and will be retained by Advent Software, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.